Nittany Financial Corp.       Subject:  3Q 2003 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     October 21, 2003

FOR IMMEDIATE RELEASE
---------------------

                          NITTANY FINANCIAL CORP. POSTS
                        94% RISE IN 3rd QUARTER EARNINGS

            Year-To-Date Asset Growth at 33% Through September, 2003

State College,  PA....Nittany  Financial Corp.  (OTC Bulletin Board:  NTNY) (the
"Company"), the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc., today announced record three and nine month earnings for 2003. In addition, growth at the Company's Nittany Bank subsidiary continued to reach record high levels for core deposits and loans.

Fully diluted earnings for the three month period ending September 30, 2003 were $458,000 or $0.27 per share, compared to $236,000 or $0.16 per share for the three month period ending September 30, 2002, a 94% increase. Year to date, earnings for the nine months ending September 30, 2003 were up 90% to $1,113,000 compared to $586,000 for the nine months ended September 30, 2002. The earnings, net of the provision for loan losses, for the three months ended September 30, 2003 and 2002, were $230,000 and $142,000, respectively.

Net interest income for the nine months ended September 30, 2003 was $4,530,000 compared to $3,078,000 for the same period ending September 30, 2002, a 47% rise. The $1,452,000 rise in net interest income for the first nine months of 2003 was also accompanied by a $783,000 rise in non-interest income for the period, while non-interest expenses increased by $1,287,000 for the nine month period ending September 30, 2003.

The Company also reported that Vantage Investment Advisors, LLC, the fee based asset management subsidiary purchased at the beginning of 2003, continued to grow steadily and contributed $0.02 per fully diluted share to the consolidated earnings for the third quarter of 2003.

The balance sheet for the Company also saw strong growth and continued excellent credit quality. Total assets for the consolidated entity were $239,184,000 on September 30, 2003, compared to $179,659,000 at December 31, 2002. Total deposits at September 30, 2003, were $206,036,000, an increase of 31% from December 31, 2002. The growth in deposits was primarily in the core checking and savings accounts area. Total net loans grew by 42% to $176,115,000 for the nine month period ending September 30, 2003.

During the quarter, the Company completed and opened their newest branch office location at 1900 South Atherton Street, which replaced a smaller office. The new facility with three drive up lanes, a drive up ATM, six personal banking stations and the loan operations area for the bank, created strong new customer growth in its early stages.

President and CEO David Richards, commented on the quarterly results as follows, "The third quarter of 2003 continued the pace set during the previous two quarters. Nittany is executing its business plan and meeting financial targets through three simple strategies. First and foremost, quality and professional employee/owners are exceeding customer expectations by delivering superior customer service. Second, we are employing the prudent use of technology to gain efficiencies that enhance customer service, and finally, we are offering competitive solutions for our customers needs. As we approach our fifth year anniversary, we are thankful to the many area clients that have supported the only community bank operated and headquartered solely in State College."

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College, Pennsylvania. Nittany Bank began operations in October, 1998 and currently operates four offices with 52 full time equivalent employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee based investment management services. Vantage currently manages approximately $189 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                    September 30,    December 31,
                                                                        2003            2002
                                                                    -------------   --------------
                                                                          (unaudited)
ASSETS
     Cash and due from banks                                        $     650,824    $     618,937
     Interest-bearing deposits with other banks                         5,898,259        5,233,136
     Investment securities available for sale                           4,434,668        6,024,009
     Investment securities held to maturity (estimated
       market value of $43,972,991 and $38,727,663)                    44,289,418       38,359,925
     Loans receivable (net of allowance for loan losses
       of $1,659,288 and $1,177,141)                                  176,115,140      124,254,560
     Premises and equipment                                             2,574,556        1,941,009
     Federal Home Loan Bank stock                                       1,549,000        1,175,400
     Intangible assets                                                  1,763,231          799,217
     Accrued interest and other assets                                  1,908,986        1,252,839
                                                                    -------------    -------------
             TOTAL ASSETS                                           $ 239,184,082    $ 179,659,032
                                                                    =============    =============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $   9,150,947    $   6,159,204
         Interest-bearing demand                                       19,807,856       18,717,951
         Money market                                                  34,743,942       27,517,955
         Savings                                                      122,556,546       86,498,462
         Time                                                          19,776,318       17,958,397
                                                                    -------------    -------------
            Total deposits                                            206,035,609      156,851,969
     Short-term borrowings                                              7,662,130        1,141,104
     Other borrowings                                                  10,958,792       10,615,650
     Accrued interest payable and other liabilities                       559,575        1,145,853
                                                                    -------------    -------------

             TOTAL LIABILITIES                                        225,216,106      169,754,576
                                                                    -------------    -------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                                  -                -
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,560,898 and 1,367,230 issued and outstanding         156,090          136,723
     Additional paid-in capital                                        13,973,134       11,045,912
     Retained deficit                                                    (155,410)      (1,268,694)
     Accumulated other comprehensive loss                                  (5,838)          (9,485)
                                                                    -------------    -------------

             TOTAL STOCKHOLDERS' EQUITY                                13,967,976        9,904,456
                                                                    -------------    -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 239,184,082    $ 179,659,032
                                                                    =============    =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                   Three-Months Ended         Nine-months Ended
                                                     September 30,               September 30,
                                                    2003         2002         2003            2002
                                                 ----------   ----------   -----------  ----------
                                                       (unaudited)               (unaudited)
INTEREST AND DIVIDEND INCOME
    Loans, including fees                        $2,601,103   $1,860,797   $ 7,011,893  $4,949,651
    Interest-bearing deposits with other banks        8,898       43,673       48,803      108,236
    Investment securities                           328,101      400,910    1,074,435    1,303,893
                                                 ----------   ----------   -----------  ----------
           Total interest and dividend income     2,938,102    2,305,380    8,135,131    6,361,780
                                                 ----------   ----------   -----------  ----------

INTEREST EXPENSE
    Deposits                                      1,051,561    1,008,544    3,171,166    2,789,419
    Short-term borrowings                            19,023       53,040       44,011      153,333
    Other borrowings                                128,013      110,817      389,654      340,876
                                                 ----------   ----------   -----------  ----------
           Total interest expense                 1,198,597    1,172,401    3,604,831    3,283,628
                                                 ----------   ----------   -----------  ----------
NET INTEREST INCOME                               1,739,505    1,132,979    4,530,300    3,078,152

Provision for loan losses                           230,000      142,000      508,000      410,000
                                                 ----------   ----------   -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                    1,509,505      990,979    4,022,300    2,668,152
                                                 ----------   ----------   -----------  ----------
NONINTEREST INCOME
    Service fees on deposit accounts                124,980      119,717      370,437      333,036
    Investment security gain                              -            -        6,691        7,630
    Asset management fees                           231,764            -      721,434            -
    Other                                            36,125       41,652      123,070       98,730
                                                 ----------   ----------   -----------  ----------
           Total noninterest income                 392,869      161,369    1,221,632      439,396
                                                 ----------   ----------   -----------  ----------
NONINTEREST EXPENSE
    Compensation and employee benefits              544,768      388,630    1,607,880    1,118,858
    Occupancy and equipment                         180,397      124,102      473,618      373,090
    Professional fees                                55,676       41,364      157,425      107,102
    Data processing fees                            112,338       63,618      285,599      186,292
    Supplies, printing, and postage                  35,300       25,932      103,975       91,759
    Advertising                                      42,594       30,381      104,386       91,921
    ATM processing fees                              34,635       32,945       97,257       97,067
    Commission expense                               90,385            -      385,508            -
    Other                                           142,138       78,576      360,610      223,148
                                                 ----------   ----------   -----------  ----------
           Total noninterest expense              1,238,231      785,548    3,576,258    2,289,237
                                                 ----------   ----------   -----------  ----------
Income before income taxes                          664,143      366,800    1,667,674      818,311
Income taxes                                        205,691      130,749      554,390      232,749
                                                 ----------   ----------   -----------  ----------
NET INCOME                                       $  458,452   $  236,051   $1,113,284   $  585,562
                                                 ==========   ==========   ==========   ==========

EARNINGS PER SHARE
    Basic                                        $     0.29   $     0.17   $     0.76   $     0.43
    Diluted                                            0.27         0.16         0.70         0.41

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                         1,560,898    1,359,973    1,457,970    1,359,959
    Diluted                                       1,687,013    1,461,941    1,581,135    1,440,830